                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive proxy statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LUCILLE FARMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X|      No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         [insert calculation]

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         |_|      Fee paid previously with written preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                               LUCILLE FARMS, INC.
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held March 29, 2005


TO THE STOCKHOLDERS OF
LUCILLE FARMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of LUCILLE FARMS, INC., a Delaware corporation (the "Company"), will be held on March 29, 2005, at 10:00 A.M., local time, at the offices of Breslow & Walker, LLP, 767 Third Avenue, New York, New York 10017, for the following purposes:

         1. To elect a board of five directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         2. To ratify the selection by the Board of Directors of Mahoney Cohen & Company, CPA, P.C. as independent accountants of the Company for the year ending March 31, 2005.

         3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         The Board of Directors has fixed the close of business on February 21, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

         Holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

         All stockholders are cordially invited to attend the meeting.

                                             By Order of the Board of Directors,



                                             /s/ Don Desjarlais

                                             Don Desjarlais
                                             Secretary
Montville, New Jersey
March 1, 2005


            IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                              AND RETURNED PROMPTLY

                     THIS PAGE WAS INTENTIONALLY LEFT BLANK

                                  LUCILLE FARMS
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045
                                 ---------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 29, 2005
                                 ---------------

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lucille Farms, Inc., a Delaware corporation ("Lucille Farms" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on March 29, 2005, at 10:00 A.M., local time, or at any postponements or adjournments thereof (the "Annual Meeting"), at the offices of Breslow & Walker, LLP, 767 Third Avenue, New York, New York 10017.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by the person giving it at any time before it is voted by delivering to the Company (Attention: Don Desjarlais, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) for the election of the nominees for directors named in this Proxy Statement, (ii) for ratification of the selection by the Board of Directors of Mahoney Cohen & Company, CPA, P.C. as independent accountants for the year ended March 31, 2005, and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting (collectively, the "Proposals").

         The proxy solicitation materials are being mailed on or about March 1, 2005 to all stockholders entitled to vote at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. Regular employees, officers, and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees, officers, or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy solicitation materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to such beneficial owners.

         Stockholders of record at the close of business on February 21, 2005 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 3,353,937 shares of Common Stock were issued and outstanding, each of which has one vote on each matter to come before the Annual Meeting. The holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting, present in person or by proxy, will constitute as quorum for the transaction of business at the Annual Meeting and any adjournments thereof.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes each shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected as a director of the Company. In determining whether the other Proposals have been approved, abstentions shall be counted as votes against the Proposal and broker non-votes shall not be counted either for or against the Proposal.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

         Five persons, all of whom are members of the present Board of Directors, are nominees for election at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted for the seven nominees named below.

         It is expected that all nominees will be able and willing to serve as directors. However, in the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

REASON FOR SUBMISSION TO STOCKHOLDERS

         This Proposal is being submitted to stockholders to satisfy the requirements of the Delaware General Corporation Law.

Required Vote

         Approval of the nominees for election to the Board will require the affirmative vote of the holders of stock representing a plurality of the votes present at the Annual Meeting in person or by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES LISTED FOR ELECTION TO THE BOARD OF DIRECTORS.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         Name                       Age        Present office or Position
         ----                       ---        --------------------------

         Howard S. Breslow          65         Chairman of the Board

         Jay M. Rosengarten         59         Director, Chief Executive Officer

         George Bell                61         Director

         Ralph Singer               56         Director

         Frank DiPasquale           48         Director


         The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons.

         Mr. Howard S. Breslow has been a director of the Company since April 1993. On October 24, 2002, he was elected as Chairman of the Board of Directors. Mr. Breslow has been a practicing attorney in New York for more than 35 years and has been a member of the law firm of Breslow & Walker, LLP New York, New York for more than 30 years, which firm is counsel to the Company. Mr. Breslow currently serves as a director of Excel Technology, Inc., a publicly held company that markets photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial and scientific applications, and BioLife Solutions, Inc., a publicly held company engaged in the research, development and sale of cryopreservation solutions for use in biological processing and preservation of cells and tissues.

         Mr. Jay Rosengarten was appointed to the Board of Directors effective February 1, 1998. On October 24, 2002, Mr. Rosengarten was elected Chief Executive Office of the Company. Mr. Rosengarten, the former Board Chairman of Shopwell, Chicago is an internationally recognized consultant, author and lecturer on Consumer and Ethnic Marketing and Business Management. He has been the keynote speaker at numerous national trade association meetings and major corporate events. Mr. Rosengarten has a J.D. from Fordham University Law School. Mr. Rosengarten is a non-active principal in the Rosengarten Group, a management consulting firm. Mr. Rosengarten has been a principal in such firm from 1993 to present.

         Mr. George Bell has been a director of the Company since August 2002. Mr. Bell has been the President of National Provisions, Inc. a national specialty food processing company based Florida since June 2001. Since 1994, Mr. Bell has been the President of Miramar Pickle Company. Mr. Bell previously spent over 25 years with Hebrew National, an internationally renowned meat processing company, especially known for their frankfurters. His last position was Sr. Vice President of Operations for the company.

         Mr. Ralph Singer has been a director of the Company since August 2002. Mr. Singer has been the Chairman of the Board of National Provisions, Inc. and the Chairman of Miramar Pickle Company since September 2001. For the past 14 years, he has been Chairman and an officer of Jupiter Childcare, Inc. Also, he was the Deputy Chairman of the Board of The Stirling Group, PLC in the U.K. Mr. Singer has over twenty years experience as a successful entrepreneur.

         Mr. Frank DiPasquale has been a director of the Company since March 2004. Mr. DiPasquale has worked for the National Grocers Association since 1997, where he is Senior Vice President. Mr. DiPasquale was the head of human resources management and operational services for all of Kmart's Super Kmart Centers from 1992 to 1997. Mr. DiPasquale has a B.B.A. in Marketing Management from Iona College in New York, a Graduate Degree in Leadership Development from Hartford University in Connecticut and a Master's of Arts in Human Resource Management/Organizational Development from Marist College in New York. He is on the Advisory Boards of Second Harvest, the National Skills Standards Board and Western Michigan University's Food Marketing Program and the Editorial Board at St. Joseph's University Food Marketing Program.

DIRECTOR COMPENSATION

         No compensation was paid to the directors for the fiscal year ended March 31, 2004. On April 26, 2004, each member of the Board of Directors was granted ten-year options to purchase 5,000 shares of the Company's common stock, par value $.001 per share, at $3.00 per share.

BOARD MEETINGS

         The Board of Directors held meetings or acted by unanimous consent on five occasions during the fiscal year ended March 31, 2004. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served during the year ending March 31, 2004. All of the members of the Company's current Board of Directors attended the prior year's Annual Meeting of Stockholders.

BOARD COMMITTEES

     Audit Committee. The Board of Directors has an Audit Committee which operates under a written charter adopted by the Board of Directors. The Audit Committee held one meeting during the year ended March 31, 2004. The Audit Committee is comprised of Messrs. DiPasquale, Bell and Singer. Each is an "independent director" as defined under NASDAQ rules. Mr. Breslow served as a member of the Audit Committee through March 31, 2004, when he was replaced by Mr. DiPasquale. Mr. Bell is qualified as an audit committee financial expert within the meaning of the SEC regulations.

         Compensation Committee. Management compensation for the fiscal year ended March 31, 2004 was determined by the Compensation Committee which met once during such year. The role of the Compensation Committee is to evaluate the performance of the Company's senior management, directors and other key employees, and to determine and approve their compensation (or to make recommendations to the Board of Directors). Currently, the Compensation Committee is comprised of Messrs. DiPasquale, Bell and Singer. Mr. Breslow served as a member of the Compensation Committee through February 10, 2005, when he was replaced by Mr. DiPasquale.

         Nominating Committee. The Board of Directors has no standing nominating committee. The Company believes that obtaining input from all of its directors in connection with Board nominations enhances the nomination process. The Company currently does not have a charter with regard to the nomination process. The nominations of the directors standing for election at the Meeting were unanimously recommended for selection by the independent directors, and were unanimously approved by the Board of Directors.

         The Company does not have a formal policy concerning stockholder recommendations of nominees to the Board of Directors. The need for such a policy has not arisen since, to date, the Company has not received any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the Board's slate of nominees in the Company's proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Company will consider director candidates recommended by stockholders. Any stockholder desiring to make such a recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Company set forth on the first page of this Proxy Statement, no later than the date by which stockholder proposals for action must be submitted. The recommendation should include the recommended candidate's biographical data, and should be accompanied by the candidate's written consent to nomination and to serving as a director, if elected.

         The Company's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. The Company does not have any formal rules or policies regarding minimum qualifications for nominees, but expects that its candidates be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, and possess the relevant expertise and experience necessary to assist the Board and the Company to increase stockholder value.

         The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will seek to identify nominees that possess the characteristics outlined above. Current members of the Board of Directors are polled for suggestions. Research also may be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

         In evaluating director nominees, the Board of Directors may consider the following factors:

         o the appropriate size and the diversity of the Company's Board of Directors;

         o the needs of the Company with respect to the particular talents and experience of its directors;

         o the knowledge, skills and experience of nominees, including experience in technology, business, or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

         o  familiarity with national and international business matters;

         o  experience with accounting rules and practices; and

         o the need to satisfy governance and other standards set by the SEC and NASDAQ.

The Board of Directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

COMMUNICATING WITH DIRECTORS

         Stockholders may contact any of our directors or our Board as a group by writing to them c/o Lucille Farms, Inc., 150 River Road, P.O. Box 517, Montville, New Jersey 07045, Att: Don Desjarlais. All communications will be received, processed and forwarded to the directors by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication if you include a return address.

AUDIT COMMITTEE REPORT

         The Company's management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes on behalf of the Board of Directors.

         The Audit Committee has reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by auditors were compatible with their independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the Securities and Exchange Commission.

                                         Audit Committee

                                         Frank DiPasquale
                                         George Bell
                                         Ralph Singer

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of February 28, 2005, certain information regarding beneficial ownership of common stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) each director of the Company, (iii) each Named Executive Officer (as defined in "Executive Compensation") and all executive officers and directors of the Company as a group. Unless expressly indicated otherwise, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.


Name and Address of 5%                    Amount and Nature
Owners                                  of Beneficial Ownership                     Percent of Class
-------------------------           -------------------------------          -------------------------------
                                                          Series B                              Series B
                                      Common Stock       Pfd. Stock            Common Stock      Pfd. Stock
                                    -----------------    -----------         ---------------    -------------
Gennaro Falivene                     135,097 shs.                                   ***
Box 125
Swanton, VT 05488

Alfonso Falivene                     424,581 shs.(1)                               12.6%
c/o 150 River Rd., P.O. Box 517
Montville, NJ 07045

The Estate of Philip Falivene        200,017 shs.(2)                                6.0%
Box 125
Swanton, VT 05488

B&W Investment Associates            698,799 shs.(3)                               18.1%
c/o Breslow and Walker
100 Jericho Quadrangle
Jericho, NY 11753

Howard S. Breslow                    698,799 shs.(3)                               18.1%
100 Jericho Quadrangle
Jericho, NY 11753

Jay M. Rosengarten                   180,000 shs.(4)                                5.1%
c/o 150 River Rd., P.O. Box 517
Montville, NJ 07045

Carl Millerick                        15,000 shs.(5)                                ***
c/o 150 River Rd., P.O. Box 517
Montville, NJ 07045

Don Desjarlais                        10,000 shs.(6)                                ***
c/o 150 River Rd., P.O. Box 517
Montville, NJ 07045

St. Albans Cooperative Creamery, Inc.         -0-(7)       583 shs.(8)             14.8%              100%
140 Federal Street
St. Albans, VT 05478

Frank DiPasquale                       5,000 shs.(9)                                ***
c/o 150 River Rd., P.O. Box 517
Montville, NJ 07045


George Bell                            5,000 shs.(9)                                ***
c/o 150 River Rd., P.O. Box 517
Montville, NJ 07045

Ralph Singer                           5,000 shs.(9)                                ***
c/o 150 River Rd., P.O. Box 517
Montville, NJ 07045

All officers and
directors as a group               1,543,397 shs.(10)                              37.8%(10)

Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage of the outstanding shares held by a person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the Company believes that the person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them.

(1) Includes 5,000 shares of common stock underlying exercisable stock options, 7,500 shares owned by Mr. Falivene's wife and 20,000 shares owned by one of his children.
(2) Represents all of the shares owned by the Estate of Philip Falivene, of which Alfonso Falivene is executor.
(3) Represents all of the shares owned by B&W Investment Associates, a partnership of which Howard S. Breslow, a director of the Company, is a partner. Includes 500,000 shares of common stock underlying exercisable warrants, and 5,000 shares of common stock underlying exercisable stock options. See "Certain Relationships and Related Transactions".
(4) Includes 180,000 shares of common stock underlying exercisable stock options.
(5) Includes 15,000 shares of common stock underlying exercisable stock options.
(6) Includes 10,000 shares of common stock underlying exercisable stock options.
(7) Excludes warrants convertible into 583,333 shares (subject to adjustment) of Common Stock, which may not be exercised until May 16, 2005.
(8) Currently convertible into 583,333 shares of Common Stock.
(9) Includes 5,000 shares of common stock underlying exercisable stock options.
(10) Includes 230,000 shares issuable under outstanding options and 500,000 shares issuable under outstanding warrants.


                      EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Company as of February 28, 2005 are as follows:

             Name                Age     Present office or Position
             ----                ---     --------------------------

         Jay M. Rosengarten      59      Chief Executive Officer

         Alfonso Falivene        62       President

         Don Desjarlais          49      Executive Vice President,
                                           Chief Financial Officer and Secretary

         Carl Millerick          59      Vice President-Operations

         Set forth below is a biographical description of each of the Company's executive officers who is not also a director, based on information supplied by him.

         Mr. Alfonso Falivene is a founder of the Company. He served as Vice President and Secretary of the Company until April 1993 when he was appointed President and Chief Executive Officer. On October 24, 2002, Mr. Falivene ceased being CEO but retained his position as President.

         Mr. Don Desjarlais was appointed Executive Vice President, Chief Financial Officer and Secretary of the Company on February 21, 2005. From 1998 until February 20, 2005, Mr. Desjarlais was the Vice President and Chief Financial Officer of Alto Dairy Cooperative, a Wisconsin based dairy cooperative.

         Mr. Carl Millerick was appointed Vice President-Operations in March 2004. From July 2002 to March 2004, Mr. Millerick was Plant Manager of the Company. From 1988 to July 2002, Mr. Millerick owned a consulting firm called Millerick Associates, Inc.

         Officers are appointed by, and hold office at the pleasure of, the Board of Directors. Officers serve at the discretion of the Board of Directors and are elected at the annual meeting of the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer and to each of its other executive officers, other than the Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended March 31, 2004 (collectively, the "Named Executive Officers") .

                           SUMMARY COMPENSATION TABLE

                                  Annual Compensation
                                  -------------------
Name and Principal          Fiscal                             Other Annual
Positions                   Year       Salary       Bonus     Compensation (1)
-------------------         ----       ------       -----     ----------------

Jay M. Rosengarten, CEO      2004     $211,000     $15,000         $11,000
                             2003       56,410        --             3,768
                             2002    50,000(2)        --                --

Alfonso Falivene,            2004     $106,000      $5,000         $11,000
President                    2003      106,000        --             9,000
                             2002      106,000        --             9,000

Gennaro Falivene,            2004     $106,000        --            $6,000
Executive Vice               2003      106,000        --             6,000
President - Quality          2002      106,000                       7,000
Control

(1) Represents health insurance, automobile allowances and/or automobile lease payments for the benefit of such employee.
(2) Represents consulting fees.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of our Board of Directors is a standing committee currently comprised of three non-employee directors. During the fiscal year ended March 31, 2004, the Compensation Committee consisted of Messrs. Breslow, Bell and Singer. Mr. DiPasquale replaced Mr. Breslow on the Compensation Committee on February 10, 2005. The committee serves as an administrative arm of our Board of Directors to make decisions regarding executive compensation and/or to make recommendations to our Board of Directors on compensation matters generally. The following is the report of the Compensation Committee report describing compensation policies and rationale applicable to the Company's executive officers and others with respect to the compensation for the fiscal year ended March 31, 2004.

GENERAL

After evaluating management's performance and the recommendation of the Company's senior officers, we set and/or recommend to the full Board of Directors for approval compensation and pay levels for executive officers.

We also grant and/or recommend stock option grants to the Board of Directors, based upon the Company's performance and the recommendations of the Company's senior officers.

OVERVIEW AND POLICIES FOR 2004

The goals of the Company are to attract, motivate, and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. To meet these goals, the compensation program for our executive officers consists of the following components:

         o  Base Salary,

         o  Annual Bonus, and

         o  Long-Term Stock Option Incentives.

We believe that the use of bonuses and options allows the Company to attract and retain the best employee talent available and to create a direct link between compensation and the short-term and long-term performance of the Company. In general, the Company incorporates vesting periods in options to encourage employees to remain with the Company. The size of each option grant is based on the recipient's position and tenure with the Company, the recipient's past performance, and the anticipated contribution to be made by the recipient. We believe the overall compensation paid to each of our executive employees is reasonable in light of their skills, performance and the compensation paid to similar executives in our industry.

For the fiscal year ended March 31, 2004, we reviewed the compensation of the Company's key executive officers by evaluating the Company's performance along with each executive's scope of responsibility, prior experience, performance, and expected contribution to the Company's future success. We also took into account the Committee's subjective assessment of the salaries for similar positions at comparable companies. At higher compensation levels, individual and Company performance will be given greater weight, along with competitive considerations. In establishing compensation for executives other than Mr. Rosengarten, we took into account Mr. Rosengarten's recommendations. We generally did not establish or review objective measures of performance.

In establishing bonuses, the Committee considers the same factors as are considered in reviewing each executive's overall compensation, with an increased emphasis on Company performance. For the fiscal year ended March 31, 2004, we awarded bonuses to Messrs. Falivene, the Company's President, and Millerick, the Company's Vice President-Operations in the amount of $5,000 each in recognition of the executive officers' individual performance, and their contribution to our dramatically improved performance in 2004.

The salary paid to our Chief Executive Officer, Jay Rosengarten, for 2004 was pursuant to an employment contract with Mr. Rosengarten (See "Employment Agreements"). In March 2004, we granted to Mr. Rosengarten a bonus of $15,000 for his efforts on behalf of the Company in 2004, to recognize his contribution to our dramatically improved performance in 2004, and to provide him incentive to continue to work to improve our performance. We did not establish or review objective measures of performance in order to determine Mr. Rosengarten's compensation.

The Compensation Committee will consider the effect of Code Section 162(m) on the compensation paid to the Company's executive officers, as applicable. Code
Section 162(m) disallows a tax deduction for any publicly held corporation to the extent compensation for any of its named executive officers exceeds $1 million, unless compensation is performance-based or qualifies for another exemption. At this time, it is not anticipated that any executive officers of the Company will receive any compensation in excess of this limit. Where reasonably practicable, the Company will seek to qualify the compensation paid to our executive officers for an exemption from the deductibility limitations of Code Section 162(m). The Compensation Committee will continue to monitor this situation and will take additional actions if it is warranted in the future.

SUMMARY

The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

                     Members of the Compensation Committee:
                       (Fiscal year ended March 31, 2004)

                                Howard S Breslow
                                   George Bell
                                  Ralph Singer

EMPLOYMENT AGREEMENTS

         On October 24, 2002, the Company entered into an employment agreement with Jay Rosengarten, pursuant to which Mr. Rosengarten was employed as the Company's Chief Executive Officer, initially, and for a period of approximately three (3) months (the "Wind Down Period"), on a part-time basis, during which period of time Mr. Rosengarten wound down his consulting practice and devoted not less than three (3) week days per week to the business of the Company, and thereafter on a full-time basis, provided, however, that Mr. Rosengarten was permitted to retain, as consulting clients, two food industry related trade associations (the "Trade Associations") and two food industry related trade clients (the "Trade Clients") and devote, on average, not more than an aggregate of two (2) days per month in connection with such clients. During the Wind Down Period, Mr. Rosengarten received a salary at the rate of $150,000 per annum. Thereafter, until such time as he terminated his consulting relationship with the Trade Clients (at which time he can devote, on average, not more than an aggregate of one (1) day per month in connection with the Trade Associations), his salary was at the rate of $200,000 per annum. Since January 1, 2003, at which time Mr. Rosengarten terminated his consulting relationship with the Trade Clients, his salary has been at the rate of $250,000 per annum. Pursuant to the terms of the employment agreement, in addition to his salary, the Company granted to Mr. Rosengarten, under the Company's 2002 Stock Option Plan, a 10-year option to purchase 250,000 shares of the Company's Common Stock at $3.00 per share, which option vested to the extent of 50,000 shares upon the commencement of employment and the balance vests at the rate of 50,000 shares on each of the next four anniversary dates thereof; provided, however, that such vesting accelerates and all options vest in the event of a sale of all or substantially all of the assets or all of the shares of capital stock of the Company or the merger or consolidation of the Company with another entity where the Company is not the surviving entity or becomes a wholly owned subsidiary of another entity ( a "Change of Control Event"). In the event Mr. Rosengarten's employment is terminated on account of his death, disability, or resignation or for cause, the Company shall be obligated to pay his salary only up to the date of termination. In the event his employment is terminated by the Company without cause, the Company shall be required to continue to pay his salary for a period of six (6) months; provided, however, that if such termination takes place within two (2) years after a Change of Control Event, then the Company shall be required to continue to pay his salary for a period of twelve (12) months. In any case, Mr. Rosengarten shall have the affirmative obligation to seek employment or reactivate his consulting business and mitigate the Company's damages-i.e. to the extent that he earns monies from his employment or consulting business, the same shall be applied to reduce the payments to be made to Mr. Rosengarten under his employment agreement.

     On February 21, 2005, the Company entered into a five-year employment agreement with Don Desjarlais, pursuant to which, among other things, Mr. Desjarlais was employed by the Company as its Executive Vice President and Chief Financial Officer at a base salary of $150,000 per annum and granted a 10-year option to purchase 50,000 shares of the Company's Common Stock at $3.00 per share, which options vest to the extent of 10,000 shares upon the commencement of employment and the balance ratably on each of the next four anniversary dates thereof; provided, however, that in the event of a sale of all or substantially all of the assets of the Company, or all of the shares of capital stock of the Company, or the merger or consolidation of the Company with another entity where the Company is not the surviving entity or becomes a wholly owned subsidiary of another entity (a "Change of Control Event"), that portion of the option that is to vest during the year in which such event is consummated shall vest immediately prior to the Change of Control Event. Also, in the event his employment is terminated by the Company without cause, the Company shall be required to continue to pay his salary for a period of twelve (12) months; provided, however, that Mr. Desjarlais shall have the affirmative obligation to seek employment and mitigate the Company's damages. In the event Mr. Desjarlais' employment is terminated on account of his death, disability, or resignation or for cause, the Company shall be obligated to pay his salary only up to the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Management compensation for fiscal year 2004 was determined by the Compensation Committee which met once during 2004. The role of the Compensation Committee is to evaluate the performance of the Company's senior management, directors and other key employees, and to determine and approve their compensation (or to make recommendations to the Board of Directors). Currently, the Compensation Committee is comprised of Messrs. DiPasquale, Bell and Singer. The Report of the Compensation Committee for the fiscal year ended March 31, 2004 is included elsewhere in this proxy statement.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following chart compares the percentage change in the cumulative total stockholder return of the Common Stock during the period from March 31, 1999 through the fiscal year ended March 31, 2004 with the cumulative total return on the NASDAQ Composite Index and the Company Peer Group. The comparison assumes $100 was invested in the Common Stock on March 31, 1999, and in each of the stocks included in the NASDAQ Composite Index and the Company Peer Group.



                                                             [CHART OMITTED]

                                                         STOCK PERFORMANCE GRAPH

CRSP Total Return Index for:                   03/1999    03/2000     03/2001     03/2002     03/2003    03/2004
                                              --------   --------    --------     -------     -------    -------

Lucille Farms, Inc.                           100.0      161.5       73.1         60.6        30.5       37.5
Nasdaq Stock Market (US Companies)            100.0      185.8       74.4         75.0        55.0       81.2
NASDAQ Stocks (SIC 5140-5149 US
 Companies) Groceries and Related Products    100.0      84.6        118.6        157.0       130.5      182.0

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set on 3/31/1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          At April 1, 2003, Alfonso Falivene and Gennaro Falivene were indebted to the Company in the amount of $30,167 and $30,166, respectively. Such indebtedness was represented by promissory notes, dated as of June 1, 1992, bearing interest at the rate of 9% per annum and payable annually. As of June 1, 2003, Messrs. Falivene repaid their indebtedness.

         The Company leases a parcel of land adjacent to its Swanton Vermont manufacturing facility. This parcel is owned by Alfonso Falivene, Gennaro Falivene and the Estate of Philip Falivene. The space is used as an employee parking lot and its use was required in conjunction with the construction of the Company's whey drying facility. The lease is for a ten year period expiring July 2009. Rentals are $750 monthly for the first five years and $900 monthly for the additional five year period. Rent expense for the years ended March 31, 2004, 2003, and 2002, was $9,000, $9,000 and $9,000, respectively. The lease contains an option to purchase the property at fair market value at the end of the ten year period. This lease was assigned to LaSalle Bank in conjunction with a financing.

         The Company leases a portion of its Montville, New Jersey offices from Messrs. Alfonso Falivene, Gennaro Falivene, and the Estate of Philip Falivene, the joint owners of the office condominium unit. During the fiscal years ended March 31, 2004, 2003 and 2002, the Company paid approximately $14,000, $14,000 and $14,000, respectively, towards the rental of such offices. The Company currently pays $1,200 per month rent for such premises on a month to month basis. The Company also leases an additional 900 adjacent square feet for $750 per month on a month to month basis. These premises also are owned by Messrs. Alfonso Falivene, Gennaro Falivene, and the Estate of Philip Falivene. This space is used primarily for marketing operations. Rent expense for this space was $9,000, $9,000 and $9,000, respectively, for the years ended March 31, 2004, 2003 and 2002.

         Prior to joining the Company as CEO on October 24, 2002, the Company had retained Jay Rosengarten as an independent consultant. Mr. Rosengarten had been paid $50,000 per annum for his services.

         The Company is the owner and beneficiary of life insurance policies on the lives of Messrs. Alfonso and Gennaro Falivene, each in the amount of $300,000. In the event of the death of any such insured, the Company has agreed (subject to tender) to utilize the proceeds of such policy to purchase shares of Common Stock from the deceased's estate at the market value of such shares on the date of death.

         On June 10, 2002, B&W Investment Associates, a partnership of which Howard S. Breslow, a director of the Company, is a partner, purchased for $25,000, a ten-year warrant to purchase 500,000 shares of Common Stock at $3.00 per share. This transaction took place in connection with the conversion into equity and long term debt of outstanding accounts payable owed by the Company to St. Albans Cooperative Creamery, Inc. and the revision of the pricing structure for milk and milk by-products. In addition, Breslow & Walker, LLP, a law firm of which Howard S. Breslow is a partner, received from the Company $195,000 for legal services for the year-ended March 31, 2004.

                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the accounting firm of Mahoney Cohen & Company, CPA, P.C. ("Mahoney Cohen") to serve as the Company's independent accountants for the fiscal year ending March 31, 2005 and proposes the ratification of such decision.

         Mahoney Cohen has audited the Company's financial statements for the fiscal year ended March 31, 2004. Representatives of Mahoney Cohen are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

         For the fiscal year ended March 31, 2003, Wiss & Company LLP ("Wiss") acted as the independent accountants for the Company and its subsidiaries. The following table sets forth the aggregate fees billed by Wiss and Mahoney Cohen, respectively, for audit and review services rendered in connection with the financial statements and reports for the fiscal years ended March 31, 2003 and 2004 and for other services rendered during the fiscal years ended March 31, 2003 and 2004 on behalf of the Company and its subsidiaries:

                                                  2004              2003
                                                  ----              ----
                  Audit Fees                      $37,117        $30,489
                  Audit-related fees(a)            10,000          3,000
                  Tax fees                           -0-             -0-
                  All other fees                     -0              -0-
                                                  -------        -------
                  Total                           $47,117        $33,489
                                                  =======        =======

                  (a) Includes assistance with reviews of unaudited financial statements.


REQUIRED VOTE

         The affirmative vote of the holders of stock representing a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for ratification of appointment of Mahoney Cohen & Company, CPA, P.C. as independent accountants for the fiscal year ended March 31, 2005.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MAHONEY COHEN & COMPANY, CPA, P.C. AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDED MARCH 31, 2005.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals for action at the Company's Annual Meeting of Stockholders for the fiscal year ending March 31, 2005 must be submitted in writing to the Company at its address set forth on the first page of this Proxy Statement and received by the Company no later than June 1, 2005 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the Company's Annual Meeting of Stockholders for the fiscal year ending March 31, 2005 without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than August 1, 2005. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and any persons holding more than ten percent of the Common Stock to file reports of their initial ownership of the Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission ("SEC").

Specific filing deadlines for these reports have been established, and we are required to disclose in this Proxy Statement any failure to meet such deadlines during the fiscal year ended March 31, 2004. Based solely on a review of such reports furnished to us, we believe all of these filing requirements have been satisfied, except that George Bell and Ralph Singer were late in filing each of their Form 3 statements.

         The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

         A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Don Desjarlais, Chief Financial Officer, 150 River Road, P.O. Box 517, Montville, NJ 07045.

CODE OF ETHICS

         The Company has a Code of Ethics that is applicable to all employees of the Company, including the Company's executive officers. The Company will provide an electronic or paper copy of the Code of Ethics free of charge upon request. Requests may be made by calling Investor Relations at (973) 334-6030, or by writing to Investor Relations at 150 River Road, P.O. Box 517, Montville, New Jersey 07045.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to stockholders of the Company for the year ended March 31, 2004, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

         You should rely only on the information contained in this document to vote your shares at the annual meeting. The Company has not authorized anyone to provide information that is different from that which is contained in this document. This document is dated March 1, 2005. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

                                               BY ORDER OF THE BOARD
                                               OF DIRECTORS


                                               /s/ Don Desjarlais

                                               Don Desjarlais, Secretary
Montville,  New Jersey
March 1, 2005

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                      PROXY

                               LUCILLE FARMS, INC.
                          150 RIVER ROAD, P.O. BOX 517
                           MONTVILLE, NEW JERSEY 07045

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, acknowledging receipt of the proxy statement of Lucille Farms, Inc. (the "Company"), dated March 1, 2005, hereby constitutes and appoints Jay Rosengarten and Alfonso Falivene and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of the Company, standing in the name of the undersigned on the books of the Company on February 21, 2005, at the Annual Meeting of Stockholders of the Company, to be held at the offices of Breslow & Walker, LLP, 767 Third Avenue, New York, New York 10017, on March 29, 2005, at 10:00 a.m., local time, and all adjournments thereof.

         When properly executed, this proxy will be voted as designated by the undersigned.

         If no choice is specified, this proxy will be voted (i) FOR the election of the nominees for directors herein and (ii) FOR ratification of the appointment of Mahoney Cohen & Company, CPA, P.C. as independent accountants for the fiscal year ending March 31, 2005.


ELECTION OF DIRECTORS

|_|      FOR all nominees listed below (except as written in on the line below)

         Howard S. Breslow, Jay M. Rosengarten, George Bell, Ralph Singer and Frank DiPasquale

|_|      WITHHOLD AUTHORITY for all nominees listed above.
         (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)


PROPOSAL TO RATIFY THE APPOINTMENT OF MAHONEY COHEN & COMPANY, CPA, P.C. AS INDEPENDENT ACCOUNTANTS

|_|   FOR                             |_|   AGAINST                |_|   ABSTAIN

      --------------------------------
               Date

      --------------------------------
               Print Name

      --------------------------------
               Signature

      --------------------------------
               Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE